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EXHIBIT 21.1

SUBSIDIARIES OF NUTRACEUTICAL

All One, Inc. (Delaware)
American Nutritional Casualty Insurance, Inc. (Hawaii)
Au Naturel, Inc. (Delaware)
Au Naturel (Canada), Inc. (Delaware)
Au Naturel (Japan), Inc. (Delaware)
Au Naturel (UK), Inc. (Delaware)
Beehive Organics, Inc. (Delaware)
Elephant Pharmacy, Inc. (Delaware)
Fresh Organics, Inc. (Delaware)
Fresh To You, Inc. (Delaware)
Fresh Vitamins, Inc. (Delaware)
FunFresh Foods, Inc. (Delaware)
Healthway Corporation (Delaware)
Honey Gardens, Inc. (Delaware)
Mia Rose, Inc. (Delaware)
Monarch Nutraceuticals, Inc. (Delaware)
Natural Balance, Inc. (Delaware)
Nature's Discount, Inc. (Delaware)
Nature's Print, Inc. (Delaware)
Nutra, Inc. (Delaware)
NutraBrands, Inc. (Delaware)
NutraComp, Inc. (Delaware)
Nutraceutical Corporation (Delaware)
NutraForce, Inc. (Delaware)
NutraGarden, Inc. (Delaware)
NutraMarks, Inc. (Delaware)
NutraPro, Inc. (Delaware)
NutraPack, Inc. (Delaware)
NutraPure, Inc. (Delaware)
NutraSource International SRL (Barbados)
NutraSource Trading (Shanghai) Limited (China)
NutraSourcing, Inc. (Delaware)
OD, Inc. (Delaware)
OD, LLC (Delaware)
Pep Products, Inc. (Delaware)
Pioneer Nutritional Formulas, Inc. (Delaware)
Seychelles Organics, Inc. (Delaware)
SunFeather Natural Soap Company, Inc. (Delaware)
Sustainable Labs, Inc. (Delaware)
VitaDollar, Inc. (Delaware)
Wellness Team, Inc. (Delaware)
Woodland Publishing, Inc. (Delaware)

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  EXHIBIT 21.1
SUBSIDIARIES OF NUTRACEUTICAL